                                                                    EXHIBIT 10.6

                            SONIC INNOVATIONS, INC.

                                     AND

                          STARKEY LABORATORIES, INC.

                                OEM AGREEMENT

                                April 19, 1999





[ * ]= CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                 OEM AGREEMENT

          This OEM AGREEMENT, including the attached Exhibits (the "Agreement"),
                                                                    ---------
made and entered into as of April 1, 1999 (the "Effective Date"), is by and
                                                --------------
between Sonic Innovations, Inc. ("Sonic"), a Delaware corporation with an office
                                  -----
at 5330 S 900 East, Ste. 240, Salt Lake City, Utah 84117, and Starkey Laboratories, Inc. ("Starkey"), a Minnesota corporation with an office at 6600
                     -------
Washington Ave., So., Eden Prairie, Minnesota 55344 (each of Sonic and Starkey, a "Party"; together, the "Parties").
   -----                  -------

                                   BACKGROUND
                                   ----------

          A. Sonic is engaged in the business of manufacturing, distributing, and selling Hybrids (as defined below) for use in hearing aid devices and other products; and

          B. Starkey desires to purchase Hybrids from Sonic, and distribute and sell Products (as defined below) to, customers in the Territory (as defined below); and

          C. Starkey desires to purchase from Sonic, and Sonic desires to sell to Starkey, such Hybrids for the purpose of incorporating the same into Products for resale to customers in the Territory.

          NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree as follows:

1.  DEFINITIONS.
    -----------

          1.1  "Date Code" shall mean the date of manufacture of each Hybrid
                ---------
manufactured and sold by Sonic.

          1.2  "Hybrid" shall mean Sonic's proprietary integrated circuit for
                ------
digital signal processing as it exists as of the Effective Date.

          1.3  "Product(s)" shall mean Starkey's proprietary hearing aid product
                ----------
which incorporates a Hybrid.

          1.4  "Reliability Specification" shall mean the reliability
                -------------------------
specification documents numbers 99012-008 (Effective Date 7/9/95), Rev. A and 99012-006 (Effective Date 7/9/95), Rev. A, as provided by Starkey to Sonic and attached hereto as Exhibit C.

          1.5  "Specifications" shall mean the specifications for the use and
                --------------
operation of the Hybrid as set forth in Exhibit A.

          1.6  "Starkey Affiliate" shall mean, with respect to Starkey, a
                -----------------
corporation, company or other entity that is owned or controlled by Starkey by virtue of Starkey's direct or indirect ownership or control of more than fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) of such corporation, company or other entity, but such corporation, company or other entity shall be deemed to be a Starkey Affiliate only so long as such ownership or control exists.

          1.7  "Term" shall have the meaning set forth in Section 11.1.
                ----

          1.8  "Territory" shall mean, until October 1, 1999, any country
                ---------
outside the United States of America and its territories in which Starkey operates wholly-owned manufacturing or distribution facilities; provided, however, that after October 1, 1999, the Territory shall expand to include such entities within the United States of America and its territories.

2.  GRANT OF OEM RIGHTS.
    -------------------

          2.1  Appointment. Subject to the terms and conditions of this
               -----------
Agreement, Sonic hereby grants to Starkey and Starkey Affiliates the non-exclusive rights to (i) manufacture Products, and (ii) market, sell and distribute Products to end user customers in the Territory.

          2.2  Sale Conveys No Right to Manufacture or Modify. The Hybrids are
               ----------------------------------------------
offered for sale and are sold by Sonic subject in every case to the condition that (i) except as necessary to program such Hybrid for a particular end-user, such sale does not convey any license, expressly or by implication, to modify, duplicate, reverse engineer or otherwise copy or reproduce any of the Hybrids,
(ii) Starkey and Starkey Affiliates shall use each Hybrid only as incorporated into and sold as part of a Product and for no other purpose whatsoever, (iii) Starkey and Starkey Affiliates shall not use Hybrids for any purpose except to manufacture and service Products, and (iv) Starkey and Starkey Affiliates will not sell or otherwise distribute Hybrids except incorporated into a Product.

          2.3  Reservation of Rights; No Rights Beyond OEM Rights. Except as
               --------------------------------------------------
expressly provided in this Article 2, (i) no right, title, or interest is granted, whether express or implied, by Sonic to Starkey or a Starkey Affiliate,
(ii) nothing in this Agreement shall be deemed to grant to Starkey or a Starkey Affiliate rights in any products or technology other than the Hybrids, and (iii) no provision of this Agreement shall be deemed to restrict Sonic's right to exploit technology, know-how, patents, or any other intellectual property rights.

3.  PRICE AND PAYMENT.
    -----------------

               3.1  Hybrid Prices.  Starkey shall pay to Sonic the sum of [ * ]
                    -------------
for each Hybrid that it receives from Sonic.




[ * ]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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          3.2  Payment.
               -------

               (a) Sonic shall invoice Starkey and Starkey shall make payments to Sonic under this Agreement in United States dollars in immediately available funds to a bank account designated by Sonic by wire transfer as follows: [Sonic to provide]. All payments made hereunder shall be paid in full, without any deduction of taxes or charges of any kind, except to the extent that a governmental authority imposes income taxes or other taxes on payments made to Sonic pursuant to this Agreement. In the event that such taxes must be paid by Starkey, then Starkey may deduct such taxes from the payment and send Sonic tax payment certificates, receipts, and other such supporting data and to take other reasonable acts as may be requested by Sonic to establish that such taxes have been deducted and paid by Starkey on behalf of Sonic. Starkey shall cooperate with Sonic to aid Sonic to recover any such taxes paid.

               (b) Payment for Hybrids supplied subject to Section 3.1 shall be made net thirty (30) days after the date of shipment of the relevant Hybrids by Sonic to Starkey.

               (c) Any payments due hereunder which are not paid within five (5) days of the date such payments are due in accordance with Section 3.2(b) shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, calculated on the number of days such payment is delinquent. This Section 3.2(c) shall in no way limit any other remedies available to Sonic.

4.  TERMS OF PURCHASE AND SALE.
    ---------------------------

               4.1  Minimum Annual Order.  Upon Starkey's successful evaluation
                    --------------------
of the Hybrid and calibration test systems, which evaluation period will end no later than May 31, 1999, Starkey shall place a binding purchase order with Sonic for a minimum of [ * ] Hybrids to be delivered no later than twelve (12) months after the Effective Date.

               4.2  Forecasts.  On the ninetieth (90/th/) day prior to the first
                    ---------
(1/st/) anniversary of the Effective Date, and every year thereafter during the Term, Starkey shall provide to Sonic a [non-binding] written forecast of the number of Hybrids that Starkey expects to purchase over the subsequent twelve
(12) months ("Forecasts").

               4.3  Order and Acceptance.   All orders for Hybrids shall be made
by signed written purchase orders by Starkey to a Sonic employee designated in writing by Sonic, sent to Sonic at Sonic's address for notice hereunder and proposing a delivery date that is consistent with the Forecasts and not less than sixty (60) days after Sonic's receipt of such purchase order. To the extent that any one purchase order exceeds [ * ] Hybrids, such purchase order must be submitted to Sonic at least ninety (90) days in advance of any requested delivery date. Orders shall be placed by a signed written purchase order, which may be provided to Sonic by fax. Sonic shall accept or reject purchase orders by fax or in writing within seven (7) days of receipt, it being understood that no purchase order shall be binding upon Sonic until accepted by Sonic. Sonic shall fulfill purchase orders accepted by Sonic pursuant to the terms and conditions of this Agreement.



[ * ]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. Once accepted by Sonic, Starkey may cancel or reschedule purchase orders for Hybrids only with Sonic's prior written approval.

    4.4  Invoicing. Sonic shall submit an invoice to Starkey upon shipment by
         ---------
Sonic of Hybrids ordered by Starkey. Each such invoice shall state Starkey's aggregate price for Hybrids in a given shipment, plus any freight, taxes or other costs incident to the purchase or shipment initially paid by Sonic but to be borne by Starkey hereunder.

    4.5  Shipping.  All Hybrids delivered pursuant to the terms of this
         --------
Agreement shall be suitably packed for surface or air shipment, in Starkey's discretion, in Sonic's standard shipping cartons, and delivered, at Starkey's direction, to Starkey or a carrier agent FCA (per Incoterms, ICC Ed. 1990) the shipping location designated by Starkey (the "Shipping Location"), at which time
                                              -----------------
risk of loss shall pass to Starkey. Sonic shall ship Hybrids using the carrier specified in Starkey's purchase order provided that if Starkey does not provide instructions with respect to the carrier to be used, Sonic shall select the carrier. All freight, insurance, and other shipping expenses, as well as any special packing expenses incurred by Sonic at the request of Starkey, shall be paid by Starkey. Starkey shall also bear all applicable taxes, export taxes, duties and similar charges, and any charges that may be assessed against the Hybrids after delivery to Starkey or the carrier at the Shipping Location. All shipments and freight charges shall be deemed correct unless Sonic receives from Starkey, no later than forty-five (45) days after the shipping date of a given shipment, a written notice specifying the shipment, the purchase order number, and the exact nature of the discrepancy between the order and shipment or discrepancy in the freight cost, as applicable. To the extent that there is any conflict between any invoice or purchase order delivered hereunder and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control as to such conflict.

    4.6  Returns.  Except as set forth in Article 5 below, Starkey may return
         -------
Hybrids only with Sonic's prior written approval. Hybrids returned to Sonic other than under Article 7 shall be returned FCA (per Incoterms, ICC Ed. 1990) the destination point designated by Sonic and shall be subject to a restocking fee in an amount equal to five percent (5%) of the price paid by Starkey to Sonic for such Hybrid as set forth in Section 3.1. Starkey shall also bear all applicable taxes, export taxes, duties and similar charges, and any charges that may be assessed against the Products in connection with such delivery to Sonic at the destination point.


5.  ACCEPTANCE.  Starkey shall inspect all Hybrids promptly upon receipt thereof
    ----------
and may reject any Hybrid [that fails to conform to the warranties set forth in
Article 7 below at the time of delivery to Starkey,] provided that Starkey notifies Sonic of such non-conformity within thirty (30) days of delivery. Except as set forth in this Article 5 and Article 7 below, Starkey shall return Hybrids to Sonic only with Sonic's prior written approval.

6.  SONIC MANUFACTURING CALIBRATION SYSTEM.  In order to permit Starkey to test
    --------------------------------------
and calibrate Products, Sonic shall sell to Starkey units of its Sonic Manufacturing Calibration System at Sonic's cost. Such sale is made subject to the condition that (i) such sale does not convey any license, expressly or by implication, to modify, duplicate, reverse engineer, or otherwise copy or reproduce the Sonic Manufacturing Calibration System, and (ii) Starkey shall not make any other use of the Sonic Manufacturing Calibration System other than to test Hybrids sold by Sonic to Starkey pursuant to this Agreement.

7.        LIMITED WARRANTY.
          ----------------

          7.1  Hybrid Limited Warranty.  Sonic warrants to Starkey that, subject
               -----------------------
to the exclusions set forth in this Section 7.1 and in Section 7.2 below, for a period of one hundred twenty (120) days following delivery to Starkey, Hybrids manufactured and delivered hereunder shall: (i) substantially conform to the Specifications and the Reliability Specification; (ii) be manufactured in accordance with good manufacturing practices and standards established in the trade; and (iii) be manufactured in accordance with all applicable laws, regulations, rules and governmental directives. The foregoing warranty is contingent upon proper use of the Hybrid in the applications for it was intended as indicated in the Specifications. The above limited warranty applies only to defects reported to Sonic in accordance with Sonic's standard reporting procedures [described in the Specifications] and does not apply to any Hybrid which after dispatch from the Shipping Location (i) has been altered or subject to undue electrical or mechanical force or stresses, (ii) has not been maintained in accordance with any transportation, storage, handling or maintenance instructions supplied by Sonic, (iii) has been damaged by negligence or accident, or (iv) has been damaged by acts of nature, vandalism, burglary, neglect, or misuse. In the event of any breach of the above limited warranty and provided that the Parties agree to upon a Return Merchandise Authorization (an "RMA"), Starkey's exclusive remedy and Sonic's sole and exclusive liability
     ---
shall be, at Sonic's sole election, to replace the Hybrid at Sonic's expense or to provide Starkey with a credit or refund in the amount of the price paid by Starkey for the non-conforming Hybrid(s) properly assigned an RMA.

          7.2  Disclaimer of Other Warranties.  EXCEPT FOR THE LIMITED
               ------------------------------
WARRANTIES PROVIDED IN SECTION 7.1 ABOVE, SONIC GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, OR OTHERWISE, REGARDING THE HYBRID, AND SONIC SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. SONIC DISCLAIMS ANY WARRANTY THAT OPERATION OF THE HYBRID WILL BE UNINTERRUPTED OR ERROR-FREE. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF SONIC, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SONIC.

8.        EXCHANGE OF DATA; GOVERNMENTAL APPROVAL.
          ---------------------------------------

          8.1  Exchange.  Starkey shall promptly provide to Sonic all [technical
               --------
and/or clerical] data made, developed, or acquired by or for Starkey with respect to the Hybrid. Sonic shall provide to Starkey access to data from Hybrid studies that Sonic possesses as of the Effective Date, or develops or acquires during the Term, and that is reasonably necessary for Starkey to obtain those governmental approvals that Starkey is responsible for obtaining pursuant to this Article 8 below, to the extent that Sonic has the right to disclose such data to Starkey for the foregoing purposes and subject to Article 13 below.

          8.2  Disclosure.  Starkey will only use, reference, and disclose Data
               ----------
relating to the Hybrid to third parties as required to obtain governmental approval to market and distribute Products pursuant to this Article 8, as required by law, or, to the extent Sonic has the right to authorize Starkey to do so and only with Sonic's prior written approval which shall not be unreasonably withheld, to market and promote the Products, in each case subject to Article 13 below.

          8.3  Health Regulatory Approval.  Starkey, at Starkey's expense, shall
               --------------------------
be responsible for obtaining regulatory approvals from [the U.S. Food and Drug Administration] and its foreign equivalents in the Territory to the extent required by the foregoing regulatory authorities to sell and distribute the Products in the Territory.

          8.4  Registrations, Licenses and Permits.  Starkey, at Starkey's
               -----------------------------------
expense, shall obtain all registrations, licenses, and permits required to comply with the laws and regulations within the Territory for sale and distribution of the Products.

9.        ADDITIONAL OBLIGATIONS OF STARKEY.
          ---------------------------------

          9.1  Translation.  Starkey shall at its cost provide any and all
               -----------
resources necessary to translate all manuals, instructions, literature, and package insert data sheets relating to the Hybrid for use in the Territory.

          9.2  Business Obligations.  Any and all obligations associated with
               --------------------
Starkey's business shall remain the sole responsibility of Starkey. Any and all sales and other agreements between Starkey and its customers are and shall remain Starkey's exclusive responsibility and shall have no effect on Starkey's obligations pursuant to this Agreement.

          9.3  Foreign Corrupt Practices Act.  In conformity with the United
               -----------------------------
States Foreign Corrupt Practices Act, Starkey and its employees and agents shall not directly or indirectly make any offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States Government (including a decision not to act) or inducing such official to use his influence to affect any such governmental act or decision in order to assist Sonic in obtaining, retaining, or directing any such business.

          9.4  Custom Fitting.  Except as otherwise permitted in this Agreement,
               --------------
Starkey shall not, nor allow any third party to, make any use of or otherwise attempt to copy Sonic's proprietary Best Fit Fast/TM/ and ExpressFit/TM/ custom fitting system.

          9.5  Advertising and Promotions.  Starkey shall not make any reference
               --------------------------
in its marketing or sales literature to the following: Natura/TM/, Sonic innovations, or Best Fit Fast/TM/, ExpressFit/TM/ or any other promotional materials used by Sonic in the sales and marketing of the Natura/TM/.

          9.6  Product Packaging, Patent Marking, and Labeling.  Starkey shall
               -----------------------------------------------
label the Products with the Starkey tradename and trademarks and the Starkey tradename and trademarks only, and Starkey shall not label the Products with any of the following proprietary Sonic marks: Natura/TM/, Sonic innovations, or Best Fit Fast/TM/, ExpressFit/TM/ or any other trademark of Sonic unless required by applicable law. Starkey shall mark all Products it sells or distributes pursuant to this Agreement in accordance with the applicable patent statute or regulations in the country or countries of manufacture and sale thereof, including with those patent numbers listed on Exhibit B.

          9.7  No Reverse Engineering.  Starkey shall not, nor shall it allow
               ----------------------
any third party to, disassemble or reverse engineer the Hybrid or decompile or otherwise attempt to obtain to the source code from the object code of any software embedded on any Hybrid.

10.       REPORTS. Pursuant to the FDA's Medical Device Reporting (MDR)
          -------
Regulations, Sonic and/or Starkey may be required to report to the FDA information that reasonably suggests that a Hybrid may have caused or contributed to a death or serious injury or has malfunctioned and that the device would be likely to cause or contribute to a death or serious injury if the malfunction were to recur. The Parties agree to supply to each other any such information regarding Hybrids used in Products promptly after becoming aware of it so that each party can comply with its own governmental reporting requirements.

11.       TERM AND TERMINATION.
          --------------------

          11.1  Term.  The term of this Agreement shall commence on the
                ----
Effective Date and continue in full force and effect until three (3) years from the Effective Date, unless earlier terminated pursuant to this Article 11 (such period, the "Term"); provided that after the Term, the Agreement will
             ----
automatically renew for additional one (1) year periods unless either Party provides written notice of its intent not to renew at least one hundred eighty
(180) days prior to the expiration of the Term or such additional one (1) year period.

          11.2  Termination for Convenience.  Either party may terminate this
                ---------------------------
Agreement for its convenience upon one hundred eighty (180) days written notice to the other.

          11.3  Termination for Cause.  Either Sonic or Starkey may terminate
                ---------------------
this Agreement by written notice stating its intent to terminate in the event the other shall have breached or defaulted in the performance of any of its material obligations hereunder, and such default shall have continued for sixty
(60) days after written notice thereof was provided to the breaching party by the non-breaching party. In addition, Sonic may terminate this Agreement by written notice in the event Starkey does not pay Sonic in accordance with the provisions of Section 3.2 and such failure shall have continued for ten (10) days after written notice thereof was provided to Starkey by Sonic.

Further, Sonic may terminate this Agreement immediately upon written notice in the event of any breach or threatened breach by Starkey of any of Sections 2, 9.4, 9.5, 9.6, or 9.7.

          11.4  Termination for Infringement. Starkey may terminate this
                ----------------------------
Agreement immediately upon notice if (i) a court of competent jurisdiction determines in a non-appealable final judgment that the Hybrid infringes the Intellectual Property rights of a third party, or (ii) the use, manufacture, sale, offer for sale or import of Hybrids is enjoined as the result of such Hybrid's infringement of a third party's Intellectual Property rights.

          11.5  Termination for Bankruptcy.  Either party may terminate this
                --------------------------
Agreement effective upon written notice to the other party in the event the other party declares bankruptcy or becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code or any state insolvency proceeding, and such proceeding is not terminated within one hundred twenty
(120) days of its commencement.

          11.6  Effect of Termination.
                ---------------------

               (a) Expiration or termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. It is understood and agreed that monetary damages may not be a sufficient remedy for any breach of this Agreement and that the non-breaching party may be entitled to injunctive relief as a remedy for any such breach. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity.

               (b) Within thirty (30) days after the effective date of termination of this Agreement, Starkey shall use its reasonable efforts to provide Sonic with a complete inventory of Hybrids in Starkey's possession, in transit to Starkey from Sonic or otherwise in Starkey's control. Starkey's rights under Article 2 shall survive to the extent reasonably necessary for Starkey to dispose of all such Hybrids pursuant to the terms and conditions of this Agreement. Upon any expiration or other termination of this Agreement, Sonic may inspect Starkey's Hybrid inventory. [Sonic may at cost repurchase any inventory of Hybrids in Starkey's possession.]

               (c) Repairs or Replacement. Upon termination of this Agreement
                   ----------------------
and for five (5) years thereafter, Sonic shall agree to provide repair or replacement Hybrids for sale to Starkey; provided that, (i) such repair or replacement Hybrid is distributed to Starkey or a Starkey Affiliate end-user customer who purchased a Product prior to the end of the Term and solely for the purpose of repairing, replacing or servicing such Product.

          11.7  No Renewal, Extension or Waiver.  Acceptance of any order from,
                -------------------------------
or sale of, any Hybrid to Starkey after the date of termination of this Agreement or pursuant to Section 11.6(c) shall not be construed as a renewal or extension hereof, or as a waiver of termination by Sonic.

    11.8  Limitation of Liability Upon Termination.  In the event of termination
          ----------------------------------------
by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Sonic or Starkey.

    11.9  Survival of Certain Terms.  The provisions of Articles 7, 12, 13, 14,
          -------------------------
15, and Sections 11.6, 11.8, and 11.9 shall survive termination for any reason.

12.  LIMITATION OF LIABILITY.
     -----------------------

     SONIC'S ENTIRE LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR THE SALE OF HYBRIDS SHALL BE LIMITED TO THE AGGREGATE AMOUNTS PAID BY STARKEY TO SONIC FOR THE PRODUCTS UNDER THIS AGREEMENT. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER PERSON FOR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS ARTICLE 12, THE FOREGOING LIMITATIONS OF LIABILITY SET FORTH IN THIS ARTICLE 12 SHALL NOT APPLY TO LIABILITY ARISING UNDER ARTICLES 13 OR 14 OR SECTION 2.3, AND SHALL NOT DIMINISH THE REMEDIES EXPRESSLY PROVIDED IN ARTICLE 7.

13.  CONFIDENTIALITY.
     ---------------

     13.1  Confidential Information.  Except as expressly provided herein, the
           ------------------------
parties agree that, for the Term of this Agreement and for seven (7) years thereafter, the receiving party shall not publish or otherwise disclose and shall not use for any purpose, except as expressly permitted herein any information furnished to it by the other party hereto pursuant to this Agreement which if disclosed in tangible form is marked "Confidential" or with other similar designation to indicate its confidential or proprietary nature, or if disclosed orally is confirmed as confidential or proprietary by the party disclosing such information at the time of such disclosure or within thirty (30) days thereafter ("Confidential Information"). Notwithstanding the foregoing, it is understood and agreed that Confidential Information shall not include information that, in each case as demonstrated by written documentation:

                (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement; or

                (d) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto or developed by the receiving party without reference to any information or materials disclosed by the disclosing party.

          13.2  Confidentiality of Agreement.  Each Party agrees that the terms
                ----------------------------
and conditions, but not the existence, of this Agreement shall be treated as the other's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other Party; provided, however, that each Party may disclose the terms
                    --------  -------
and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the Parties; (iv) in connection with the requirements of an initial public offering or securities filing; (v) in confidence, to accountants, banks, and financing sources and their advisors; (vi) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (vii) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

          13.3  Compelled Disclosure.  If a Receiving Party believes that it
                --------------------
will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

14.  INDEMNIFICATION.
     ---------------

          14.1  Indemnification of Starkey.
                --------------------------

                (a) Sonic shall indemnify, defend, and hold harmless Starkey and the Starkey Affiliates and their respective directors, officers, employees, and agents, and the successors and assigns of any of the foregoing (the "Starkey Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to claims, suits, or proceedings (any of the foregoing, a "Claim") brought by third parties against a Starkey Indemnitee, caused by (a) a failure by Sonic to manufacture the Hybrid in accordance with the Specifications, (b) breach of any representation made by Sonic hereunder, or
(c) the negligence or willful misconduct of Sonic, except to the extent such Claim is covered under Section 14.2 below or is caused by the negligence or willful misconduct of a Starkey Indemnitee.

          (b) Starkey agrees that Sonic has the right to defend, or at its option to settle, and Sonic agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against Starkey by any third party for infringement of any U.S. or foreign patents or copyright by the Hybrid arising out of or in connection with this Agreement, and Sonic agrees to indemnify, defend and hold harmless the Starkey Indemnitees (as defined in Section 14.1(a) above) from and against any and all claims, losses, damages, costs and liabilities (including payment of reasonable attorneys fees and other expenses of litigation) arising from such infringement claim and shall pay any damages finally awarded with respect to such a claim, suit or proceeding. Notwithstanding the provisions of this Section 14.1(b), Sonic assumes no liability for (i) any combination of Hybrid with other products not provided by Sonic, which infringement would not arise from the Hybrid standing alone, or
(ii) the modification of the Hybrid by Starkey or any third party where such infringement would not have occurred but for such modifications. Notwithstanding the foregoing, if it is adjudicatively determined that the Hybrid infringes, or in Sonic's sole opinion, may be found to infringe a third party's patent or copyright, or if the sale or use of the Products is, as a result of such infringement, enjoined, then Sonic may, at its sole option and expense either: (i) replace the Hybrid with other noninfringing functionally equivalent integrated circuits; or (ii) modify the Hybrid to make the Hybrid functionally equivalent and noninfringing; or (iii) if (i) - (ii) are deemed commercially impracticable by Sonic, discontinue sales of the Hybrid to Starkey under this Agreement. THE FOREGOING PROVISIONS OF THIS SECTION 14.1(b) STATE THE ENTIRE LIABILITY OF SONIC AND THE EXCLUSIVE REMEDY OF STARKEY WITH RESPECT TO ANY ALLEGED INFRINGEMENT OF THIRD PARTY PATENTS, COPYRIGHTS, TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RIGHTS BY THE HYBRID OR ANY PART THEREOF OR THE USE OF EITHER.

          14.2  Indemnification of Sonic.  Starkey shall indemnify, defend, and
                ------------------------
hold harmless Sonic, and its Affiliates and their respective directors, officers, employees and agents, and the successors, and assigns of any of the foregoing (the "Sonic Indemnitees") from and against all claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded with respect to a Claim brought by third parties against a Sonic Indemnitee, arising out of or relating to (a) acts or omissions of Starkey in the distribution or marketing of Products; (b) breach of any of the representations or warranties made by Starkey hereunder, (c) a claim that the Product infringes any intellectual property rights of a third party, except in each case to the extent such claim is covered under Section 14.1, (d) any failure by Starkey to obtain any applicable governmental approvals or licenses required for the marketing and distribution of the Products, (e) a claim relating to the manufacture or operation of the Product to the extent that such claim is not due solely to a manufacturing defect in the Hybrid, or (f) the negligence or willful misconduct of Starkey, except, in each case, to the extent such claim is covered under Section 14.1 or is caused by the negligence or willful misconduct of a Sonic Indemnitee.

          14.3  Indemnification Procedures.  A party (the "Indemnitee") that
                --------------------------
intends to claim indemnification under this Article 14 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee or any of its directors, officers, employees, agents, successors, or assigns intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this
Article 14 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 14, but the omission to so deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may otherwise have to any Indemnitee than under this Article 14. The Indemnitee under this Article 14, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this indemnification. Notwithstanding anything to the contrary contained in this
Article 14, neither party shall be liable for any costs or expenses incurred without its prior written authorization.

15.  MISCELLANEOUS PROVISIONS.
     ------------------------

     15.1  Independent Contractors.  The relationship of Sonic and Starkey
           -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

     15.2  Governing Law.  This Agreement and all acts and transactions
           -------------
pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Utah, without reference to rules of conflicts or choice of laws. This Agreement shall not be governed by the 1980 United Nations Convention on Contracts for the International Sale of Goods.

     15.3  Arbitration.  If a dispute arises between the parties relating to the
           -----------
interpretation or performances of this Agreement or the grounds for the termination thereof, representatives of the parties with decision-making authority shall meet to attempt in good faith to negotiate a resolution of the dispute prior to pursuing other available remedies. If within thirty (30) days after such meeting the parties have not succeeded in negotiating a resolution of the dispute, such dispute shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") by one (1) arbitrator in Salt Lake City, Utah. Such arbitrator shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrator will be instructed to prepare and deliver a written, reasoned opinion stating his decision within thirty (30) days of the completion of the arbitration. Such arbitration shall be concluded within nine (9) months following the filing of the initial request for arbitration. The parties shall bear the costs of arbitration equally and shall bear their own expenses, including professional fees. The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction.

          15.4  Notices.  Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, internationally recognized courier or personal delivery, or by fax with confirming letter mailed or otherwise delivered under the conditions described above in each case addressed to the other party at the address shown below or at such other address for which such party give notice hereunder. Such notice shall be deemed to have been given when delivered:

          If to Starkey:  Starkey Laboratories, Inc.
                          6600 Washington Ave., South
                          Eden Prairie, Minnesota 55344
                          Attn: Jerome Ruzicka
                          Tel.: (612) 941-6401
                          Fax: (612) 828-9262

          If to Sonic:    Sonic Innovations, Inc.
                          5330 S 900 East, Ste. 240
                          Salt Lake City, Utah 84117
                          Attn.: Jorgen Heide
                          Tel.: (801) 288-0993
                          Fax: (801) 288-0998

          15.5  Force Majeure.  Nonperformance of any party hereto (except for
                -------------
payment obligations) shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, delay or failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the gross negligence or willful misconduct of the nonperforming party.

          15.6  Assignment.  This Agreement shall not be assignable by either
                ----------
party to any third party hereto without the written consent of the other party hereto, except that either party may assign this Agreement without the other party's consent to an entity that acquires all or substantially all of the business or assets of the assigning party pertaining to the subject matter hereof, in each case whether by merger, acquisition, or otherwise. Any assignee shall agree to perform the obligations of the assignor of this Agreement, and this Agreement shall be binding on and inure to the benefit of any permitted assignee.

          15.7  Partial Invalidity.  If any provision of this Agreement is held
                ------------------
to be invalid by a court of competent jurisdiction, then the remaining provisions shall remain, nevertheless, in full force and effect. The parties agree to renegotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision in order to give the most approximate effect originally intended by the parties.

          15.8   Publicity.  The parties may agree upon a press release to
                 ---------
announce the execution of this Agreement, together with a corresponding question and answer outline for use in responding to inquiries about the Agreement; thereafter, Sonic and Starkey may each disclose to third parties the information contained in such press release and question and answer outline without the need for further approval by the other. From time to time during the term of this Agreement, the Parties may agree upon additional press releases.
Notwithstanding the foregoing, neither party may issue any press release or other publicity or use the name of the other party without both parties' express written consent.

          15.9   Export Laws.  Notwithstanding anything to the contrary
                 -----------
contained herein, all obligations of Sonic and Starkey are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the government of the United States and the governments in the Territory. Sonic and Starkey shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

          15.10  No Waiver.  No waiver of any term or condition of this
                 ---------
Agreement shall be valid or binding on either party unless agreed in writing by the party to be charged. The failure of either party to enforce at any time any of the provisions of the Agreement, or the failure to require at any time performance by the other party of any of the provisions of this Agreement, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of either party to enforce each and every such provision thereafter.

          15.11  Counterparts.  This Agreement may be executed in two or more
                 ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          15.12  Entire Agreement.  This Agreement, including the Exhibits
                 ----------------
attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Sonic and Starkey with respect to such subject matter. The terms of any purchase order are expressly excluded. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

          IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement on behalf of Sonic and Starkey as applicable.

SONIC INNOVATIONS, INC.                        STARKEY LABORATORIES, INC.

("Sonic")                                      ("Starkey")


By:  /s/ Jorgen Heide                          By:  /s/ Jerome C. Ruzicka
     --------------------------------------         --------------------------

Print Name:  Jorgen Heide                      Print Name:  Jerome C. Ruzicka
             ------------------------------                -------------------

Title:  Vice President Business Development    Title:  President
        -----------------------------------            -----------------------

                                   EXHIBIT A
                                   ---------

                                 SPECIFICATION


                                      [*]

                                   EXHIBIT B
                                   ---------

                                 Patent Numbers

                       United States Patent No. 5,500,902

                       United States Patent No. 5,848,171

                                   EXHIBIT C

                           RELIABILITY SPECIFICATION

TITLE: Solder Stress testing                               SPEC.NO.99012-006

                                    Purpose
1.0  Purpose
-----------

     This document describes the test methods for performing soldering stress simulation on hearing aid amplifiers. This test simulates thermal shock effects subjected to amplifiers during hearing aid production. Thermal shock effects can cause delamination of encapsulation epoxy on thickfilm hybrids, cause blistering or delamination in FR4 epoxy boards, or cause failure due to poor electrical connections. This testing determines if the amplifier under test is prone to the above types of failures or any other type of failure.

2.0  Equipment/Materials
------------------------

          Soldering iron
          Solder pot
          Flux
          Tweezers
          Microscope with range of 30X-200X
          Amplifier print (for reference)

3.0  Procedure
--------------

     Check that all test circuits have been electrically tested and an electrical response representing each is available for later review. Mark the test circuits so they may be easily identified after solder stress testing and submitted for electrical re-test.

     Method 1 (Glencoe wiring simulation)
     ------------------------------------

     Hybrid amplifier circuits: Inspect closely under 200X magnification for any evidence of delamination.

     Surface Mount amplifiers: Inspect closely at 30X for any evidence of kapton separation or FR4 damage.

     Do not perform Glencoe wiring simulation on any test sample that exhibits any evidence of delamination or damage. Report results to QE before continuing test.

     Set-up
     ------

     .    Install new tip into soldering iron.
     .    Set soldering iron tip to approximately 700F.
     .    Apply flux (as needed) to amplifier circuit.

TITLE: Solder Stress testing                             SPEC.NO.99012-006

     Glencoe Solder Stress test:
     --------------------------

     .    Apply soldering iron to solder pad #1 on test circuit #1 and dwell for about three seconds. Remove iron for about three seconds. Repeat solder/desolder cycle twice more for a total of three cycles.

     .    Apply soldering iron to solder pad #1 on test circuit #2 and dwell for about three seconds. Remove iron for about three seconds. Repeat solder/desolder cycle twice more for a total of three cycles.

     .    Return to test circuit #1 and apply soldering iron to solder pad #2 and apply three cycles of solder/desolder, as described in the previous step. Repeat procedure on test circuit #2 with pad #2.

     .    Repeat three cycles of solder/desolder as described in the steps above for every pad on all test circuits.

     Note: Any sequence of applying three cycles of solder/desolder is acceptable as long as the circuit under test does not encounter consecutive
                                                                     -----------
     applications of solder/desolder cycling to different pads on the same circuit. Using circuit pairs for the test, as described in this procedure, is the simplest and most time effective method.

     Post-test visual inspection:
     ---------------------------

     Hybrid circuits:  Inspect closely at 200X for any evidence of delamination.

     Surface Mount circuits:  Inspect closely at 30X for any evidence of damage.

     Electrical re-test
     ------------------

     Submit all samples to hybrid lab for electrical retest. Compare post-test response with pre-test response for each test circuit. Note any significant shift in response.

     Method 2 (Solder pot method)
     ----------------------------

     Note:  This method applies only to hybrid thickfilm circuit amplifiers.

     Inspect closely under 200X magnification for any evidence of delamination. Do not perform Glencoe wiring simulation on any test sample that exhibits any evidence of delamination or damage. Report result to QE before continuing test.

     .    If not otherwise directed by QE, set solder pot temperature to approximately 238C.

     .    Use tweezers and dip hybrid into solder pot for a duration of three seconds. Allow to cool for about thirty seconds, and repeat solder pot dips.

     .    After three dips, look closely for delamination at 200X magnification.
     Observe for any evidence of delamination. Three dips is the minimum exposure required for method 2 of Solder Stress Testing.

TITLE: Solder Stress testing                               SPEC.NO.99012-006

     .    If required, remove any solder bridges with soldering iron.

     Electrical re-test
     ------------------

     Submit all samples to hybrid lab for electrical test. Compare post-test response with pre-test response for each test circuit. Note any significant shift in response.

4.0  Reference Documents
------------------------

     None

5.0  Records
------------

     Test Information compiled in reliability lab evaluation report.

                Amendment to OEM Agreement Dated April 19, 1999
                                    Between
                     SONIC Innovations, Inc. ("SONIC") and
                    Starkey Laboratories, Inc. ("Starkey")


     SONIC and Starkey agree to amend their OEM Agreement as follows:

     DATE OF AMENDMENT
     ------------------
     December 14, 1999

          19.1 GENERAL

     Starkey agrees to provide SONIC a two-year, guaranteed, non-cancelable blanket purchase order for the purchase of SONIC Hybrids.

     TERM
     ----
     January 1, 2000 through December 31, 2001.

     QUANTITY
     --------
     Starkey agrees to purchase a minimum of [ * ] Hybrids per calendar year in each of 2000 and 2001.

     CURRENT GENERATION HYBRID PRICING
     ---------------------------------

     For the current generation Hybrid, part number 2000444, the pricing for the first [ * ] Hybrids ordered shall be $[ * ] each.

     For quantities above [ * ] Hybrids, pricing shall be $[ * ] each.

          21.2 NEW GENERATION HYBRID PRICING
     For new generation Hybrids, the pricing for the first [ * ] Hybrids shall be [ * ] each.

     For Hybrid quantities [ * ]  through [ * ], pricing shall be $[ * ]  each.

     For Hybrid quantities [ * ]  through [ * ], pricing shall be $[ * ]  each.

     For Hybrid quantities [ * ]  through [ * ], pricing shall be $[ * ]  each.

     For Hybrid quantities greater than [ * ], pricing shall be negotiated.

/s/ Jorgen Heide                           /s/ Jerome C. Ruzicka
---------------------------                ---------------------
Jorgen Heide                               Jerome C. Ruzicka
VP International & Licensing Division      President, Starkey Laboratories, Inc.
SONIC Innovations, Inc.


[ * ]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.